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EXHIBIT (11) - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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                                                                                   Year Ended December 31
                                                                            1996             1995            1994

PRIMARY:
Average shares outstanding                                                   3,038,270        2,528,121       2,499,204
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price.                                                   28,577           19,666           9,702
                                                                             3,066,847        2,547,787       2,508,906

Net income                                                                      $8,552           $7,565          $6,643
  Less: preferred dividends declared                                              (456)          (1,066)         (1,078)
Adjusted net income                                                             $8,096           $6,499          $5,565

Per share amount                                                                 $2.64            $2.55           $2.22


FULLY DILUTED:
Average shares outstanding                                                   3,038,270        2,528,121       2,499,204
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price or period-
  end market price, whichever is higher.                                        33,428           29,061          10,608
Assumed conversion of $1.50 Preferred
  Stock Series A-1                                                             310,866          794,905         803,420
                                                                             3,382,564        3,352,087       3,313,232

Net income                                                                      $8,552           $7,565          $6,643

Per share amount                                                                 $2.53            $2.26           $2.01
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